Exhibit 21

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Subsidiaries of Registrant


                                               Country/State of                      % of Voting
                                               ----------------                      -----------
Name                                            Incorporation                      Securities Owned
----                                            -------------                      ----------------
Visiplex Instruments Corporation                   New York                              100%

Dent-X International Inc.                          New York                              100%
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